Exhibit 10.3

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STAAR Surgical Company

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

STAAR Surgical Company, a Delaware corporation, (the “Company”), has granted to the participant identified below (the “Participant”) an award (the “Award”) of the number of performance stock units (“Performance Stock Units” or “PSUs”) specified below in this Performance Stock Unit Award Grant Notice (the “Grant Notice”). This Award is granted pursuant to the Company’s Amended and Restated Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”). This Award is subject to all of the terms and conditions set forth in this Grant Notice and the Performance Stock Unit Award Agreement attached hereto as Exhibit A (together with this Grant Notice, the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms shall have the same meanings assigned to such terms in the Plan or the Agreement, as appropriate.

Participant:	[NAME]
Grant Date:	[DATE OF GRANT]
Target Number of PSUs:	This Award is for a target of [NUMBER] PSUs, subject to adjustment as set forth in the Agreement.
Payment:

This Award will be payable in shares of the Company’s Common Stock (“Shares”) with each PSU representing the right to receive one Share. The number of PSUs that may be earned under this Award (and the number Shares payable pursuant to this Award) will range from 0% - 200% of the Target Number of PSUs set forth in this Grant Notice, based on the Company’s performance relative to the performance targets set forth herein.

Performance Metric:

The performance metric for this Award is reported revenue under U.S. GAAP for the Company’s trailing four consecutive financial quarters (“Trailing Revenue”), determined as of the end of the financial quarter ending [END OF YEAR1], and each financial quarter thereafter, through and including the financial quarter ending [END OF YEAR3].

Performance Period:	The performance period for this award is the period beginning [START OF YEAR1] and ending [END OF YEAR3] (the “Performance Period”).
Performance Targets:

The Company will determine Trailing Revenue quarterly during the Performance Period beginning with the quarter ending [END OF YEAR1]. The number of PSUs earned under this Award will be calculated based on such Trailing Revenue relative to the following five revenue performance targets (the “Revenue Performance Targets”), each of which align to five vesting tranches (“Vesting Tranches”) as set forth in the following table:

	Vesting Tranche	Revenue Performance Target (Trailing Revenue)	Percent of Target Number of PSUs Earned
	1	$[THRESHOLD] million	50%
	2	$[TRANCHE 2] million	Additional 25%
	3	$[TARGET] million	Additional 25%
	4	$[TRANCHE 3] million	Additional 50%
	5	$[MAXIMUM] million	Additional 50%

If at the end of the Performance Period, the Company has failed to achieve Trailing Revenue of at least $[THRESHOLD] million as of the end of any financial quarter during the Performance Period, no portion of the Award will vest and the Award will be forfeited by the Participant without payment of any consideration therefor as of the last day of the Performance Period. For the avoidance of doubt, the maximum number of PSUs that may be earned under this Award is 200% of the Target Number of PSUs.

Vesting Tranches:

This Award will vest in up to five Vesting Tranches. On a quarterly basis beginning with the quarter ending [END OF YEAR1], the Company will assess whether the Trailing Revenue as of the end of a financial quarter has met or exceeded one or more of the Revenue Performance Targets. If so, the Percent of the Target Number of PSUs associated with such Revenue Performance Target and the corresponding Vesting Tranche (the “Earned PSUs”) will be earned on the 15th calendar day of either (i) the second month following the end of such financial quarter, if such quarter is the first, second or third financial quarter of a fiscal year, as applicable, or (ii) the third month following the end of the fourth financial quarter of a fiscal year (each such date, a “Vesting Date”). If the Company achieves two or more Revenue Performance Targets as of the end of a financial quarter during the Performance Period, the Participant may earn multiple Vesting Tranches of PSUs on a Vesting Date.

If, as of the end of the Performance Period, the Company has not achieved Trailing Revenue of $[MAXIMUM] million, the Participant shall earn a pro-rated number of Earned PSUs corresponding to the Company’s Trailing Revenue as of [END OF YEAR3]. The Company shall calculate a pro-rated number of Earned PSUs corresponding to such Trailing Revenue based on interpolation between the two Performance Revenue Targets immediately below and above such Trailing Revenue. Based on such interpolation, the Company will determine the percentage achievement of the Revenue Performance Target immediately above such Trailing Revenue and calculate the pro-rated number of Earned PSUs corresponding thereto as a final Vesting Tranche.

In no event shall Earned PSUs for achieving a Revenue Performance Target be earned more than once; once a Revenue Performance Target has been achieved for a corresponding Vesting Tranche, and Earned PSUs have been earned for such Vesting Tranche, no additional Earned PSUs shall be earned for achieving such Revenue Performance Target. In addition, any PSUs that do not become Earned PSUs based upon the achievement of the applicable Revenue Performance Targets prior to the end of the Performance Period will be deemed forfeited by the Participant without payment of any consideration therefor as of the last day of the Performance Period.

Vesting of Earned PSUs:

The Earned PSUs shall vest subject to the Participant’s continued Service with the Company in two installments, with 50% of the Earned PSUs vesting on the applicable Vesting Date and 50% of the Earned PSUs vesting on the one-year anniversary of the applicable Vesting Date (each such date, an “Anniversary Date”); provided, however, that all Earned PSUs, to the extent not previously vested, shall become vested on March 15, [YEAR], subject to the Participant’s continued Service with the Company through such date.

Termination:

If the Participant experiences a Termination of Service prior to the applicable Vesting Date or Anniversary Date, all PSUs that have not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By electronically accepting this Award according to the instructions in the Participant’s E*Trade account (pursuant to which the Participant received this Grant Notice), the Participant agrees to be bound by the terms and conditions of the Plan, this Grant Notice, and the Performance Stock Unit Agreement. The Participant acknowledges that copies of the Plan, this Grant Notice, the Performance Stock Unit Agreement, and the prospectus for the Plan are available via the Participant’s E*Trade account.

The Participant represents that the Participant has reviewed the Plan, this Grant Notice, and the Performance Stock Unit Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award, and fully understands all terms and conditions of this Award. The Participant hereby accepts this Award subject to such terms and conditions and agrees to accept as binding, conclusive and final all decisions or interpretations made by the Compensation Committee of the Company’s Board of Directors upon any questions arising under the Plan, this Grant Notice or the Performance Stock Unit Award Agreement.

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EXHIBIT A

TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached, STAAR Surgical Company, a Delaware corporation (the “Company”), has granted to the Participant an award of performance stock units (“Performance Stock Units” or “PSUs”) under the Company’s Amended and Restated Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise defined herein, capitalized terms shall have the same meanings assigned to such terms in the Plan or the Grant Notice, as appropriate.

ARTICLE I.

GENERAL
1.1
Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.

GRANT OF PERFORMANCE STOCK UNITS

2.1
Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Affiliates and for other good and valuable consideration. This Award will be payable in shares of the Company’s Common Stock (“Shares”) in accordance with Article III below.
2.2
Unsecured Obligation to PSUs. Unless and until the PSUs have vested and Shares subject thereto have been issued and paid to Participant in the manner set forth in Article III hereof, the Participant will have no right to receive Shares under any such PSUs. Prior to actual payment of any Earned PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3
Consideration to the Company. In consideration of the grant of this Award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.
2.4
Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s Termination of Service for any or no reason, all PSUs which have not vested or been earned, and any Shares subject to this Award which have not been issued or paid, prior to or in connection with such Termination of Service, shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the PSUs which has not become vested as of the date on which the Participant incurs a termination of Service shall thereafter become vested.
ARTICLE III.

issuance of shares; delivery
3.1
Issuance of Shares.
(a)
The Company will issue Shares to the Participant in respect of Earned PSUs on such vesting dates therefor as determined in accordance with the Grant Notice, or as soon as administratively practicable following such a date, but in no event later than thirty (30) days after such a date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code).

The Company shall deliver to the Participant (or any transferee permitted under Section 4.2 hereof) a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Shares deliverable to the Participant pursuant to the Grant Notice, unless such PSUs terminate prior to the given vesting date pursuant to Section 2.4 hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 10.4 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee determines that Shares can again be issued in accordance with such Section.
(b)
As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Performance Stock Units. The Participant agrees that the Company, in its sole discretion, may satisfy any tax withholding obligations by (i) withholding Shares otherwise issuable to the Participant upon vesting of the PSUs, (ii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by the Plan. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares.
3.2
Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.
3.3
Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.
ARTICLE IV.

OTHER PROVISIONS
4.1
Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
4.2
Grant is Not Transferable. During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.3
Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.
4.4
Adjustments. The Participant acknowledges that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.
4.5
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at such other address as such party may designate in writing from time to time to the other party.
(a)
The Plan documents, which may include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)
The Participant acknowledges that the Participant has read Section 4.5 of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 4.5 of this Agreement or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 4.5, but has nevertheless knowingly and voluntarily chosen to do so by electronically accepting the Award (as provided in the Grant Notice).
4.6
Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.
4.7
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.8
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
4.9
Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act, and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such Applicable Laws. To the extent permitted by such Applicable laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.
4.10
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.
4.11
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
4.12
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.13
Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Notwithstanding the foregoing, to the extent the Participant is a party to an employment agreement, change in control agreement, or other agreement with the Company that provides for termination benefits that would result in different terms for the calculation of performance, vesting, payout or other terms for the PSUs, this Agreement shall be deemed to be modified thereby.
4.14
Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code. The Committee may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.
4.15
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.
4.16
Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.